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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated April 2, 1998 (except for the fourth paragraph of Note 1 as to which the date is June 29, 1998) included in this Form 10-K into the Company's previously filed Registration Statement on Form S-8, File No. 333-85785.

ARTHUR ANDERSEN LLP



Atlanta, Georgia
April 12, 2000